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                                                                    EXHIBIT 99.1

                                [LETTERHEAD OF MORRISON, BROWN, ARGIZ & COMPANY]


Securities and Exchange Commission
450 5th Street, NW
Washington, D.C.

Gentlemen:

We were previously principal accountants for Eco-Rx, Inc. ("Company") and on July 29, 1999 and April 17, 2000, we reported on the consolidated financial statements of the Company as of and for the year ended December 31, 1998. We have read the Company's statements included under item 4 of its Form 8-K dated May 1, 2000, and are in agreement with the statements contained in Paragraphs
(a), (b), (c), and (d) on Page 2, therin. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MORRISON, BROWN, ARGIZ & COMPANY

MORRISON, BROWN, ARGIZ & COMPANY
Certified Public Accountants
Miami, Florida
May 5, 2000